Exhibit No. 32.1
SMSA Kerrville Acquisition Corp.
File No.  000-54275
Form 10-K
For the year ended December 31, 2011

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of SMSA Kerrville Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig S. Laughlin, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2012	By: Kevin B. Halter, Jr.
Kevin B. Halter, Jr.
Chief Executive and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SMSA Kerrville Acquisition Corp. and will be retained by SMSA Kerrville Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.